Exhibit 21

List of Subsidiaries

1.	LaSalle Hotel Properties
2.	LaSalle Hotel Operating Partnership, L.P.
3.	LHO Hollywood Financing, Inc. (QRS)
4.	LHO New Orleans Financing, Inc.
5.	LHO Financing, Inc.
6.	LHO Hollywood LM, L.P.
7.	LHO New Orleans LM, L.P.
8.	LHO Financing Partnership I, L.P.
9.	LHO Viking Hotel, L.L.C.
10.	LHO Harborside Hotel, L.L.C.
11.	LHO Mission Bay Hotel, L.P.
12.	LHO San Diego Financing, L.L.C.
13.	LaSalle Washington One Lessee, Inc.
14.	LaSalle Washington Two Lessee, Inc.
15.	LaSalle Washington Three Lessee, Inc.
16.	LaSalle Washington Four Lessee, Inc.
17.	LHO Washington Five Lessee, L.L.C.
18.	LHO Washington Hotel One, L.L.C.
19.	LHO Washington Hotel Two, L.L.C.
20.	LHO Washington Hotel Three, L.L.C.
21.	LHO Washington Hotel Four, L.L.C.
22.	I&G Capital, L.L.C.
23.	LaSalle Hotel Lessee, Inc.
24.	LHO Dallas One Lessee L.L.C.
25.	LHO Dallas Beverages, Inc.
26.	LHO Bloomington One Lessee, L.L.C.
27.	LHO Leesburg One Lessee, Inc.
28.	LHO Washington Hotel Six, L.L.C.
29.	LHO Washington Six Lessee, Inc.
30.	LHO Indianapolis One Lessee, L.L.C.
31.	LHO Indianapolis Hotel One MM, L.L.C.
32.	LHO Indianapolis Hotel One CMM, Inc.
33.	LHO Indianapolis Hotel One, L.L.C.
34.	LHO Alexandria One, L.L.C.
35.	LHO Alexandria One Lessee, L.L.C.
36.	LHO Santa Cruz Hotel One, L.L.C.
37.	LHO San Diego Hotel One, L.L.C.
38.	LHO San Diego Hotel One, L.P.
39.	LHO Santa Cruz Hotel One, L.P.
40.	LHO San Diego One Lessee, Inc.
41.	LHO Santa Cruz One Lessee, Inc.
42.	LHO Grafton Hotel, L.P.
43.	LHO Grafton Hotel Lessee, Inc.
44.	LHO Grafton Hotel, L.L.C.
45.	LHO Onyx One Lessee, L.L.C.
46.	LHO Onyx Hotel One, L.L.C.
47.	LHO Badlands, L.L.C.
48.	LHO Badlands Lessee, L.L.C.
49.	LHO Le Parc, L.L.C.
50.	LHO Le Parc, L.P.
51.	LHO Le Parc Lessee, Inc.
52.	Westban Hotel Investors, L.L.C.
53.	LHO Backstreets, L.L.C.
54.	LHO Backstreets Lessee, L.L.C.
55.	LHO Tom Joad Circle DC Lessee, L.L.C.
56.	LHO Tom Joad Circle DC, L.L.C.
57.	LHO Mission Bay Rosie Hotel, L.L.C.
58.	LHO Mission Bay Rosie Hotel, L.P.
59.	LHO Mission Bay Rosie Lessee, Inc.
60.	LHO Alexis Hotel, L.L.C.
61.	LHO Alexis Lessee, L.L.C.
62.	LHO Chicago River, L.L.C.
63.	LHO Chicago River Lessee, L.L.C.
64.	LHO Michigan Avenue Freezeout Lessee, L.L.C.
65.	LHO Michigan Avenue Freezeout, L.L.C.
66.	Lucky Town Burbank, L.P.
67.	Lucky Town Burbank Lessee, Inc.
68.	Lucky Town Burbank, L.L.C.
69.	NYC Serenade Lessee, L.L.C.
70.	NYC Serenade, L.L.C.
71.	Souldriver Lessee, Inc.
72.	Souldriver, L.L.C.
73.	Souldriver, L.P.
74.	Modern Magic Member, L.L.C.
75.	Modern Magic Hotel, L.L.C.
76.	Magic Member Lessee, L.L.C.
77.	Modern Magic Hotel Lessee, L.L.C.
78.	Ramrod Lessee, Inc.
79.	Paradise Lessee, Inc.
80.	Glass Houses
81.	DC One Lessee, L.L.C.
82.	DC Two Lessee, L.L.C.
83.	DC Three Lessee, L.L.C.
84.	DC Four Lessee, L.L.C.
85.	DC Six Lessee, L.L.C.
86.	DC I&G Capital Lessee, L.L.C.